POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:


    WHEREAS, Southern New England Telecommunications Corporation, a Connecticut corporation (hereinafter referred to as the "Corporation"), proposes to file shortly with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an annual report on Form 10-K; and

    WHEREAS, each of the undersigned is an officer or director, or both, of the Corporation, and holds the office, or offices, in the Corporation herein below indicated under his or her name;

    NOW, THEREFORE, the undersigned, and each of them, hereby constitutes and appoints Donald R. Shassian their attorney-in-fact for them and in their name, place and stead, and in each of their offices and capacities with the Corporation, to execute and file such annual report, and thereafter to execute and file any amendment or amendments thereto, hereby giving and granting to said attorney full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do, if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.





























                                 - 2 -

IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney this 11th day of March 1998.






  /s/ William F. Andrews                     /s/ Claire L. Gaudiani
      William F. Andrews, Director               Claire L. Gaudiani, Director



  /s/ Richard H. Ayers                       /s/ Ira D. Hall
      Richard H. Ayers, Director                 Ira D. Hall, Director


  /s/ Robert L. Bennett                      /s/ Burton G. Malkiel
      Robert L. Bennett, Director                Burton G. Malkiel, Director


  /s/ Barry M. Bloom                         /s/ Frank R. O'Keefe, Jr.
      Barry M. Bloom, Director                   Frank R. O'Keefe, Jr. Director


  /s/ Frank J. Connor                        /s/ Daniel J. Miglio
      Frank J. Connor, Director                  Daniel J. Miglio, Chairman,
                                                 President, Chief Executive
                                                 Officer and Director
  /s/ William R. Fenoglio
      William R. Fenoglio, Director          /s/ Joyce M. Roche
                                                 Joyce M. Roche, Director